UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Global X Funds

(Exact name of registrant as specified in its charter)

State of Delaware	See Below

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

410 Park Avenue, 4th Floor New York, NY	10022

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
Global X Gold Explorers ETF Global X Uranium ETF Global X FTSE Norway 30 ETF	NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc.	27-3336864 27-3336968 27-3336915

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [ X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   [   ]

Securities Act registration statement file number to which this form relates:   333-151713

Securities to be registered pursuant to Section 12(g) of the Exchange Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered:

Reference is made to Post-Effective Amendment Nos. 4, 13, and 15 to the Registrant’s registration statement on Form N-1A, (Securities Act file number 333-151713 and Investment Company Act file number 811-22209), which is incorporated herein by reference. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1. Registrant’s Declaration of Trust, incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Pre-Effective Amendment No. 1 to the registration statement on Form N-1A filed August 15, 2008 (File Nos. 333-151713; 811-22209).

2. Registrant’s Amended and Restated Schedule A to the Declaration of Trust dated August 27, 2010, incorporated herein by reference to Exhibit (a)(7) to the Registrant’s Post-Effective Amendment No. 15 to the registration statement on Form N-1A filed October 27, 2010 (File Nos. 333-151713; 811-22209).

3. Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(1) to the Registrant’s  initial registration statement on Form N-1A filed June 17, 2008 (File Nos. 333-151713; 811-22209).

4. Registrant’s By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Pre-Effective Amendment No. 1 to the registration statement on Form N-1A filed August 15, 2008 (File Nos. 333-151713; 811-22209).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 1, 2010	GLOBAL X FUNDS

By: /s/ Bruno del Ama
Bruno del Ama
President